CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information both included in Post-Effective Amendment Number 61 to the Registration Statement (Form N-1A, No. 2-72101) of Touchstone Tax-Free Trust and to the use of our report dated August 10, 2004 on the June 30, 2004 financial statements of Touchstone Tax-Free Trust, incorporated by reference therein.

                                              /s/ ERNST & YOUNG LLP

Cincinnati, Ohio
October 28, 2004